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                                                                    EXHIBIT 10.3

                         CONNECTICUT WATER SERVICE, INC.
                          THE CONNECTICUT WATER COMPANY
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                       AMENDED AND RESTATED APRIL 22, 1994

1.       PURPOSE OF THE PLAN

         The purpose of the Directors' Deferred Compensation Plan (hereinafter referred to as the "Plan") is to provide a procedure whereby a member of the Board of Directors of The Connecticut Water Company and of Connecticut Water Service, Inc. (hereinafter collectively referred to as the "Company") who is not an employee of the Company (hereinafter referred to as a "Director") may defer the payment of all or a specified part of the compensation payable to the Director for services as a Director of The Connecticut Water Company and of Connecticut Water Service, Inc., including compensation payable to a Director for services as a member of a Committee of said Boards.

2.       ELECTION TO DEFER

         A Director may elect to defer receipt of payment of all or a specified portion of all compensation payable to the Director for services as a Director during the calendar year or portion thereof following such election and succeeding calendar years until the Director ceases to be a Director, said election to be effective only with respect to compensation earned after the date of such election. Any such election shall be made by written notice delivered to the Secretary of the Company.

3.       DIRECTORS' ACCOUNTS

         All deferred compensation shall be held in the general funds of the Company and shall be credited to each Director's account. On the first day of each month, interest shall be credited to each such account calculated on the basis of the balance in such account on the first day of each month and at the monthly rate equal to one twelfth of the "return on rate base" of the most recent rate decision for The Connecticut Water Company.

4.       PAYMENT FROM DIRECTORS' ACCOUNTS

         The aggregate amount of deferred compensation, together with interest accrued thereon, credited to the account of any Director shall be paid in a lump sum or, if the Director

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         elects and The Connecticut Water Company, in its sole discretion, agrees, in substantially equal annual installments over a period of years specified by the Director, not to exceed the number of years which the Director served as a member of the Board of Directors of the Company after electing to defer compensation as provided in this Plan. Such election must be made by written notice delivered to the Secretary of the Company prior to the date on which the Director ceases to be a Director. In the case of installment payments, the first installment shall be paid promptly following the calendar year in which the Director ceases to be a Director, and subsequent installments shall be paid promptly at the beginning of such succeeding calendar year until the entire amount credited to the Director's account shall have been paid. In the case of a lump sum payment, the lump sum shall be paid within sixty (60) days after the commencement of the calendar year following the date on which the Director ceases to be a Director or, at the option of The Connecticut Water Company in its sole discretion, within sixty (60) days after the Director ceases to be a Director.

5.       PAYMENT IN EVENT OF DEATH

         If a Director should die before all deferred amounts credited to the Director's account have been distributed, the balance of any deferred compensation and interest then in the Director's account shall be paid promptly to the Director's designated beneficiary; provided, however, that the Director may specify that such deferred amounts (plus interest) shall be paid to the Director's spouse in substantially equal annual installments over a period of years not to exceed the lesser of:
         (i) either ten or five, as the Director shall elect, or (ii) the number of years which the Director served as a member of the Boards of Directors of the Company after electing to defer compensation as provided in this Plan, reduced by (iii) the number of years (if any) during which the Director had received payment under this Plan prior to death. If such Director did not designate a beneficiary or in the event that the beneficiary designated by such Director shall have predeceased the Director, the balance in the Director's account shall be paid promptly to the Director's estate. If payments are being made in installments to the spouse of the deceased Director, then upon the death of said spouse any amount then undistributed shall be paid promptly to the estate of said spouse.

6.       TERMINATION OF ELECTION

         A Director may terminate an election to defer payment of compensation by written notice delivered to the Secretary of the Company. Such termination shall become effective as of the end of the calendar year in which notice of termination is given with

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         respect to compensation payable for services as a Director during subsequent calendar years. Amounts credited to the account of a Director prior to the effective date of termination shall not be affected thereby and shall be paid only in accordance with paragraphs 4 and 5 above.

7.       NONASSIGNABILITY

         All rights to payments under this Plan are not subject in any manner to anticipation, alienation, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director's spouse or other beneficiary.

8.       INTERPRETATION AND AMENDMENT

         The Plan shall be administered by the Boards of the Directors of the Company. The decision of the Boards of Directors with respect to any questions arising as to the interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding. The Boards of Directors reserve the right to amend this Plan from time to time or to terminate the Plan entirely, provided, however that no amendment or termination of this Plan shall operate to annul an election already in effect for the current calendar year.

9.       PAYMENTS

         Payments pursuant to this Plan shall be made by the Company out of its general corporate assets. Neither a Director nor any beneficiary or spouse of a Director may assert any right or claim against any specified assets of the Company. The Director and any such beneficiary or spouse shall have the status of general unsecured creditors of the Company and shall have only contractual rights against the Company for amounts credited to an account pursuant to this Plan.

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